Exhibit 10.1

EXECUTION COPY

CONSULTING AGREEMENT AND RELEASE

This Consulting Agreement and Release (“Agreement”) is entered into by R. Michael Rouleau (“Consultant”) and Tuesday Morning Corporation, a Delaware corporation (the “Company”), on September 28, 2015 and is effective as of 5 p.m. Central Time on September 28, 2015 (the “Effective Date”).  The Company and Consultant are referred to herein as the “Parties.”

WHEREAS, Consultant has been employed as the Company’s Chief Executive Officer pursuant to that certain Employment Agreement by and between the Company and Consultant executed on August 19, 2013 (the “Employment Agreement”); and

WHEREAS, effective September 28, 2015, the Parties have mutually agreed to end Consultant’s employment with the Company due to the Consultant’s retirement; however, the Company desires to continue to avail itself of the experience, sources of information, advice and assistance available to or possessed by Consultant and to have Consultant undertake certain duties and responsibilities, and to perform certain consulting services as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

I.                                        DESCRIPTION OF SERVICES TO BE PROVIDED BY CONSULTANT.

A.                                    End of Consultant’s Employment.  As of 5 p.m. Central Time on September 28, 2015 (the “Separation Date”), Consultant’s employment with the Company shall terminate due to Consultant’s retirement and Consultant shall no longer be an officer or director of the Company, or any of its affiliates or subsidiaries.  Consultant shall execute all documents and take such further steps as may be required to effectuate such termination(s) and resignation(s).  Consultant agrees that Consultant shall not make any representations or execute any documents, or take any other actions, on behalf of the Company or otherwise hold himself out as an employee of the Company after the Separation Date.  Consultant agrees that, except as otherwise specifically provided by Section IV.D. below and except for the Indemnification Agreement dated October 13, 2014 by and between the Company and Consultant, which shall remain in full force and in effect (the “Indemnification Agreement”), this Agreement fully supersedes any and all prior agreements, relating to Consultant’s employment, compensation and equity with the Company (other than any options or restricted stock that remain outstanding after the Separation Date in accordance with their terms or as otherwise provided by Section VI.A. below), including, without limitation, the Employment Agreement (other than the Surviving Provisions (as hereinafter defined)), all of which shall terminate upon the Separation Date.  In connection with Consultant’s termination of employment due to retirement, Consultant shall receive the Accrued Obligations (as defined in the Employment Agreement).  In addition, subject to Consultant’s continued compliance with the restrictive covenants in Article IV of the Employment Agreement and the timely execution of this Agreement and the release described in Section II.C., the Company shall take all commercially reasonable steps to ensure that the restricted stock granted to Consultant by the Company on February 18, 2014 (the “2014 Restricted Stock”) continues to vest in connection with Consultant’s performance of the Consulting Services during the Term (as hereinafter defined) (the “Separation Payment”).  Consultant, by execution of this Agreement, approves any amendments required to the 2014 Restricted Stock to ensure that it continues to vest during the Term.   In the event Consultant fails to comply with the restrictive covenants in Article IV of the Employment Agreement or does not timely execute and return (or otherwise revokes) this Agreement, Consultant shall forfeit the Separation Payment.  Consultant shall continue to be an insured person under the Company’s directors and officers liability insurance policy (or any successor policy thereto) relating to his positions and responsibilities as an officer and director prior to the Separation Date, in accordance with the terms of such policy.

B.                                    Description of Consulting Services.  Subject to the terms of this Agreement, the Company retains Consultant, and Consultant agrees with the Company, to serve as a consultant to the Company.  Any consulting services provided by Consultant pursuant to this Agreement shall be provided in accordance with the direction of the Chairman of the Company (the “Chairman”) or such other persons designated by the Chairman, with such designation communicated to Consultant.  As a consultant of the Company, Consultant agrees to satisfactorily perform the following services (i) assist with the transition of Consultant’s prior duties and responsibilities as the Company’s Chief Executive Officer to his successor; (ii) provide information and counsel upon request of the Chairman or his designees relating to any strategic, accounting, insurance, legal, financial reporting, or other matters related to the Company; and (iii) provide such other consulting services as may be reasonably requested by the Chairman or his designees from time to time (collectively, the “Consulting Services”).  It is further agreed that other consulting services may be undertaken that are outside the foregoing scope of services by mutual consent.

C.                                    Company’s Reliance.  The Company is entering into this Agreement in reliance on Consultant’s special and unique abilities in rendering the Consulting Services, and Consultant will use Consultant’s best effort, skill, judgment, and ability in rendering the Consulting Services.

D.                                    Representations by Consultant.  Consultant agrees that Consultant will not use, distribute or provide to anyone at the Company any confidential or proprietary information belonging to any other company or entity, at any time during Consultant’s performance under this Agreement.  Consultant further represents that Consultant’s performance of the Consulting Services will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust prior to this Agreement, and Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any other party.

E.                                    Nature of Relationship Between Parties.  Consultant will render the Consulting Services in this Agreement as an independent contractor.  Except as otherwise specifically agreed to by the Company in writing, Consultant will have no authority or power to bind the Company with respect to third parties and Consultant shall not represent to third parties that Consultant is an officer of the Company or has authority or power to bind the Company.  It is not the intention of the Parties to this Agreement to create, by virtue of this Agreement, any employment relationship, trust, partnership, or joint venture between Consultant and the Company or any of its affiliates, except as specifically provided in this Agreement, to make them legal representatives or agents of each other or to create any fiduciary relationship or additional contractual relationship among them or to prevent Consultant from engaging in other consulting or employment arrangements to the extent not inconsistent with the requirements of this Agreement.

F.                                     Performance of Services.  Consultant shall make himself available to perform the Consulting Services for the Company during the Term (as hereinafter defined), except as otherwise specifically provided herein or mutually agreed upon by the Company and Consultant. Notwithstanding the foregoing, the Company agrees that Consultant shall not be required to provide the Consulting Services during the period beginning January 1, 2016 and ending January 15, 2016.  The Company agrees that the Consulting Services shall be provided at a mutually agreeable time and agrees that Consultant may provide the services telephonically or in person.

II.                                   COMPENSATION.

A.                                    Compensation.  During the Term, the Company shall pay Consultant, as full compensation for the Consulting Services rendered pursuant to this Agreement, a consulting fee of $58,333.33 for each month during the Term (the “Consulting Fee”), pro rated for September 2015 based on the full calendar days that this Agreement was in effect.  The Consulting Fee shall be paid on a monthly basis on the thirtieth (30th) day of each month (or at the end of the month in months shorter than thirty (30) days) in which services are performed.  Each payment made in accordance with this Section II.A. shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent that Section 409A of the Code applies to such payments.

B.                                    Expense Reimbursement.  Consultant shall present a statement for the out-of-pocket expenses, including accompanying vouchers, receipts, or other supporting documentation, on a monthly basis, provided that the Company has previously agreed that such expenses shall be reimbursable.  Such statement shall include reasonable documentation that the amount involved was expended and related to the Consulting Services provided under this Agreement.  The Company will provide reimbursement for agreed-upon reasonable expenses within twenty (20) calendar days from the receipt of each statement.

C.                                    Additional Payment.  On the thirtieth (30th) day following the end of the Term, the Company shall pay Consultant an additional fee of $10,000, payable in a lump sum on such date (the “Additional Payment”).  Payment of the Additional Payment is conditioned upon the execution of a Mutual Release (the “Release”) by Consultant in the form attached hereto as Exhibit A relating to the Term, provided that Consultant executes such Release and such Release becomes effective, enforceable and irrevocable within the thirty (30) day period following the end of the Term.

D.                                    Waiver of Additional Compensation or Benefits.  Except as otherwise expressly provided in this Agreement, Consultant shall not be entitled to any additional compensation, bonuses, benefits, payments or grants, new stock option or restricted stock grants, or any benefit plan, long-term incentive plan, option plan, severance plan or bonus or incentive program established by the Company or any of the Company’s affiliates.  Consultant agrees that the release in Section VI.A. of this Agreement and Paragraph 1 of the Release covers any claims Consultant might have regarding Consultant’s compensation, bonuses, incentive compensation, stock options or grants and any other benefits Consultant may or may not have received during Consultant’s employment with the Company, except as otherwise expressly provided in Section VI.A. of this Agreement and Paragraph 1 of the Release.

E.                                    Workers’ Compensation.  Consultant shall not be an employee of the Company with respect to services performed under this Agreement for workers’ compensation purposes and understands and acknowledges that the Company shall not obtain workers’ compensation insurance covering the Consultant.

III.                              PAYMENT OF TAXES.

A.                                    Federal, State, and Local Taxes.  Neither federal, state, or local income tax nor payroll tax of any kind shall be withheld or paid by the Company on behalf of Consultant.  Consultant shall not be an employee of the Company with respect to services performed under this Agreement for federal, state, or local tax purposes.

B.                                    Notices to Consultant About Tax Duties And Liabilities.  Consultant understands that Consultant is responsible for paying, according to the applicable law, Consultant’s income and self-employment taxes.  The Parties agree that any tax consequences or liability arising from the Company’s payments to Consultant shall be the sole responsibility of Consultant.  Should any state or federal taxing authority determine that any of the payments under Section II. constitute income subject to withholding under any federal or state law, then Consultant agrees to indemnify and hold the Company harmless for any and all tax liability, including, but not limited to, taxes, levies, assessments, fines, interest, costs, expenses, penalties, and attorneys’ fees.

IV.                               WARRANTY, INDEMNIFICATION AND COVENANTS.

A.                                    Warranty.  Consultant warrants that the Consulting Services shall be performed and completed in accordance with commercially reasonable industry standards, practices and principles for similar types of engagements utilizing the Consultant’s best efforts, and in compliance with all applicable laws.  Consultant agrees to indemnify and hold the Company harmless against any claim against the Company arising from, as a result of, in connection with, or relating to Consultant’s dishonesty, willful misconduct, or gross negligence in performing this Agreement or for Consultant’s breach of this Agreement.  This indemnity obligation shall survive the termination of this Agreement.  Consultant hereby grants, assigns and transfers to the Company all rights, title and interest in and to any work product produced by Consultant in connection with performing the Consulting Services.

B.                                    Indemnification.  Except as otherwise provided in this Agreement (including, without limitation, Section IV.A.), the Company shall indemnify, defend and hold Consultant harmless from and against any claims, suits or proceedings arising from the Consulting Services provided by Consultant under this Agreement.

C.                                    Consultant’s Standard of Care.  Subject to the other Agreement provisions, Consultant will provide Consultant’s services under this Agreement with the same degree of care, skill, and prudence that would be customarily exercised in the Company’s best interest.  In addition, from time to time, Consultant will interface with various members of the Company’s staff or be on the Company’s premises.  On all such occasions, Consultant shall act in accordance with federal and state laws, including, without limitation, refraining from any offensive or harassing behavior whether based on an individual’s sex, race, religion, national origin, age, sexual orientation, disability, or other characteristic protected by federal, state or local law.  Failure to comply with this expectation may result in immediate termination of this Agreement.

D.                                    Restrictive Covenants. Consultant acknowledges and agrees that Article IV (Restrictive Covenants), Article V.A. (Governing Law), Article V.C. (Clawback), and Article V.F. (Waiver of Jury Trial) of the Employment Agreement (the “Surviving Provisions”) shall remain in full force and effect, shall survive termination of the Employment Agreement and this Agreement, and are incorporated by reference into this Agreement.  Consultant reaffirms and agrees to observe and abide by the terms of the Surviving Provisions, as further amended by this Agreement.  Specifically, in exchange for the Company’s promise to provide Consultant with new Confidential Information (as defined in the Employment Agreement) during the Term, and for other good and valuable consideration provided to Consultant under this Agreement, the Company and Consultant agree that the one-year restricted period referenced in Section IV.B.(i) (“Non-Competition”) and Section IV.B.(ii)(“Non-Solicitation”) of the Surviving Provisions shall be amended, so that such one-year restricted period is for a period of one year immediately following the end of the Term.  Any references to “Surviving Provisions” in this Agreement shall mean the Surviving Provisions as amended by this Section IV.D.  Additionally, Consultant understands and agrees that if the Company determines that Consultant has breached any of Consultant’s obligations under this Agreement, including the Surviving Provisions, the Company’s determination will result in Consultant’s immediate forfeiture of the Separation Payment, any unpaid portion of the Consulting Fee, and any other benefits and payments under Sections I.A. and II.  Further, the Company shall no longer provide the benefits or other payments provided under Section I.A. or Section II.  The Company agrees that if Consultant provides consulting services to Jo-Ann Stores, Inc. or Michaels Stores, Inc. at any time after the end of the Term, the Company will not treat such provision of consulting services as a violation of the Surviving Provisions or the competition provisions contained in any of the nonqualified stock option agreements previously granted to Consultant by the Company and outstanding on the Separation Date.

E.                                    Agreement to Return Company Property/Documents.  During the Term and following the termination of the Agreement for any reason, Consultant agrees that:  (i) Consultant will not take, copy, alter, destroy, or delete any files, documents or other materials whether or not embodying or recording any Confidential Information (as such term is defined in the Employment Agreement), including copies, without obtaining in advance the explicit written consent of an authorized Company representative; and (ii) Consultant will promptly return to the

Company all Confidential Information, documents, files, records and tapes (written or electronically stored) that have been in his possession or control regarding the Company, and Consultant will not use or disclose such materials in any way or in any format, including written information in any form, information stored by electronic means, and any and all copies of these materials.  Within fifteen (15) days of the end of the Term, Consultant further agrees to return to the Company immediately all Company property utilized prior to or at any time during the Term of this Agreement, including, without limitation, keys, equipment, computer(s) and computer equipment, devices, data, lists, information, correspondence, notes, memos, reports, or other writings prepared by the Company or Consultant on behalf of the Company.

V.                                    PERIOD OF AGREEMENT; TERMINATION.

A.                                    Term.

(i)                                     This Agreement shall commence as of the Effective Date and shall continue until March 31, 2016, or such earlier date on which it is terminated by either party or pursuant to this Section V.A. (the “Term”).  This Agreement governs all Consulting Services performed by Consultant for the Company during the Term of this Agreement.  The Company may terminate this Agreement for Cause (as defined in the Employment Agreement) upon fifteen (15) calendar days prior written notice to the Consultant, unless otherwise mutually agreed to by the Parties.  The Consultant may terminate this Agreement for any reason, at any time, upon thirty (30) calendar days prior written notice to the Company, unless otherwise mutually agreed to by the Parties.   If this Agreement is terminated by the Company for Cause or by Consultant for any reason other than death or his Disability (as hereinafter defined), and the Parties fail to execute a new agreement, all services will be discontinued as of the date of such termination; provided, however, that the Company shall pay Consultant the Consulting Fee for the month in which the early termination occurs, pro-rated based on the actual number of days that this Agreement was in effect during such month.

(ii)                                  Consultant’s death or Disability shall not constitute a termination of the agreement for Cause, and the Company shall remain obligated to make all payments in Section II. at the times set forth therein, including the Consulting Fees through March 31, 2016 and the Additional Payment, to Consultant (or, as applicable, Consultant’s legal representative or estate), except that Consultant (or, as applicable, Consultant’s legal representative or estate) shall be required to provide the Release anticipated under Section II.C.  For purposes of this Agreement, “Disability” means Consultant is incapacitated due to physical or mental illness and such incapacity, with or without reasonable accommodation, in the written opinion of a physician acceptable to the Company, prevents Consultant from satisfactorily performing the essential functions of the Consulting Services for the Company for at least ninety (90) days during the Term.

B.                                    Survival.  The provisions set forth in Section II.C., III.B., Section IV. (including, without limitation, Section IV.D.), Section V., Section VI.A. (to the extent not revoked under Section VI.B.) and Section VI.C. shall survive termination or expiration of this Agreement.  In addition, all provisions of this Agreement, which expressly continue to operate after the termination of this Agreement, shall survive the Agreement’s termination or expiration.

VI.                               GLOBAL RELEASE.

A.                                    General Release and Waiver.  In consideration of the Separation Payment, the Consulting Fee and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Consultant, Consultant, on Consultant’s own behalf and on behalf of Consultant’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company, its parent and all of its affiliates, subsidiaries and each of their respective past, present and future officers, directors, shareholders, equity holders, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against the Released Parties, and each of them, arising from or relating to the Employment Agreement, Consultant’s employment with the Company or its affiliates or the termination of that employment relationship or any circumstances related thereto, or any other matter, cause or thing whatsoever, from the beginning of time and up to and including the date of this Agreement’s execution.  This release includes, without limitation, all Claims arising under or relating to Consultant’s employment, bonuses, any bonus plan, options, any long-term incentive plan, Consultant’s termination from employment, any claimed payments, contracts, benefits or bonuses or purported employment discrimination, retaliation, wrongdoing or violations of civil rights of whatever kind or nature, including, without limitation, all Claims arising under the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Americans with Disabilities Act of 1990 as amended, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Older Workers Benefit Protection Act, the Uniformed Services Employment and Re-Employment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Lilly Ledbetter Fair Pay Act of 2009, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, any statute or laws of the State of Texas, or any other federal, state or local whistleblower, discrimination or anti-retaliation statute, law or ordinance, including, without limitation, any workers’ compensation or disability Claims under any such laws, Claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing and any other Claims arising under local, state or federal law, as well as any expenses, costs or attorneys’ fees.  Except as required by law, Consultant agrees that he will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or claim before any court, agency or tribunal against the Company arising from, concerned with, or otherwise relating to, in whole or in part, Consultant’s employment or separation from employment with the Company or any of the matters discharged and released in this Agreement.  This release does not affect Consultant’s right to benefits under the terms of any employee benefit plan in which he participated while employed by the Company, continuation coverage benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), his right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”), his right to enforce the terms of this Agreement or the Indemnification Agreement, any claim for indemnification to which Consultant is entitled under Indemnification Agreement, the Company’s directors and officers liability insurance or under the Certificate of Incorporation or By-Laws of the Company, or any right which as a matter of law may not be waived.

B.                                    Waiver of Age Discrimination Claim.  By executing this Agreement, Consultant acknowledges:

(i)                                     He has been advised and is again advised in this writing (i.e. through this Agreement) of his right to consult with an attorney of his choosing regarding the terms of this Agreement, the effect of this Agreement, and his legal rights prior to executing this Agreement, and that he has had an adequate opportunity to do so;

(ii)                                 He has read this Agreement and fully understands its terms, including the fact that this Agreement specifically releases and waives all rights and claims Consultant may have under the ADEA prior to the date on which Consultant signs this Agreement;

(iii)                             He is not waiving any rights or claims that may arise after the date this Agreement is signed;

(iv)                              He has twenty-one (21) days from the date he receives this Agreement to review and consider this Agreement before executing it, and any agreed changes, whether material or not, do not restart the running of the twenty-one (21)-day period;

(v)                                 Except as otherwise provided herein, he understands that this Agreement will become effective on the Effective Date, provided, however, that the provisions of Section VI.A. relating to his release of claims under the ADEA shall not become effective, enforceable and irrevocable until the eighth (8th) day after the Effective Date;

(vi)                              He understands that during the seven (7)-day period after the Effective Date, he may revoke his agreement to release claims under the ADEA by delivering a written revocation to the Company’s Human Resources Department in Dallas, Texas, and if he exercises his right to revoke his release of claims under the ADEA, he shall forfeit his right to receive the Separation Payment and the Consulting Fee and this Agreement shall immediately terminate; and

(vii)                       He is entering into this Agreement knowingly and voluntarily, of his own free will, and without any coercion, undue influence, threat or intimidation of any kind, and that he agrees to all the terms of this Agreement and intends to be legally bound by them.

C.                                    Release of Consultant.  In consideration of the entry by Consultant into this Agreement and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the Company, the Company, on the Company’s own behalf and on behalf of the Company’s agents, administrators, representatives, successors, devisees and assigns (collectively, the “Company Releasing Parties”) hereby fully releases, remises, acquits and forever discharges Consultant, his successors, heirs and assigns (collectively, the “Consultant Released Parties”), jointly and severally, from any and all Claims, whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief or compensatory, punitive or any other kind of damages, which any of the Company Releasing Parties ever have had in the past or presently have against the Consultant Released Parties, and each of them, arising from or relating to Consultant’s employment with the Company or its affiliates or the termination of that employment relationship or any circumstances related thereto, or any other matter, cause or thing whatsoever, from the beginning of time and up to and including the date of this Agreement’s execution, other than any Claims arising from, as a result of, in connection with, or relating to Consultant’s fraud, willful misconduct, or gross negligence.  Except as required by law, the Company agrees that it will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or claim before any court, agency or tribunal against Consultant arising from, concerned with, or otherwise relating to, in whole or in part, the Employment Agreement, Consultant’s employment or separation from employment with the Company or any of the matters discharged and released in this Agreement.  This release shall not apply to any of Consultant’s obligations under this Agreement.

D.                                    No Admission of Liability.  This Agreement shall not in any way be construed as an admission by the Company or Consultant of any acts of wrongdoing or violation of any statute, law, or legal right.

E.                                    Retention of Right to File an EEOC Charge.  Nothing in this Agreement is intended to interfere with Consultant’s right to file a charge or complaint through the EEOC or another government agency in connection with any claim Consultant believes Consultant may have against the Company.  Similarly, nothing in this Agreement is intended to interfere with Consultant’s right to initiate or respond to communications with or participate in any investigation conducted by the EEOC or another government agency.  However, by executing this Agreement, Consultant agrees not to file a lawsuit to assert any Claims released in this Agreement, and waives the right to recover any monetary damages or other personal relief (including legal or equitable relief and attorneys’ fees and costs) in any proceeding Consultant may bring before the EEOC or any other government agency, or in any proceeding brought by another person or entity, including the EEOC or any other government agency, on Consultant’s behalf.

F.                                     Mutual Non-Disparagement.  Consultant agrees that the Company’s goodwill and reputation are assets of great value to the Company and its affiliates which were obtained through great costs, time and effort.  Therefore, Consultant agrees that Consultant shall not in any way, directly or indirectly, disparage, libel or defame the Company, its beneficial owners or its affiliates, their respective business or business practices, products or services, or employees.  The Company agrees that Consultant’s goodwill and reputation are of great value to Consultant.  Therefore, the Company agrees that it shall not in any way, directly or indirectly, disparage, libel or defame Consultant’s skills, integrity, or his personal or business reputation.  For purposes of this Section VI.F., the Company’s obligation shall be limited to only the Company’s Board of Directors and senior executives of the Company as of the Effective Date.

G.                                   Cooperation.  After the Separation Date, Consultant shall assist in any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Consultant worked on, had knowledge of or had responsibility for during Consultant’s employment with the Company as Chief Executive Officer. Consultant also agrees to be reasonably available to the Company or its representatives to provide general advice or assistance as requested by the Chairman.  Consultant shall make himself reasonably available, in a manner so as not to interfere with any employment or consulting arrangement of Consultant for any third party, for testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any investigation, litigation, claims or other disputed items involving the Company that relate to matters within the knowledge or responsibility of Consultant.  Specifically, Consultant agrees (i) to meet with the Company’s representatives, its counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding the same to any court, agency or other adjudicatory body (subject to the Consultant’s right to assert his privileges against self-incrimination under the Fifth Amendment of the United States Constitution); (iii) to provide the Company with prompt notice of contact or subpoena by any non-governmental adverse party as to matters relating to the Company; and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives.  Consultant acknowledges and understands that Consultant’s obligations of cooperation under this Section VI.G. are not limited in time and may include, but shall not be limited to, the need for or availability for testimony.  During the Term, Consultant shall receive no additional compensation for time spent assisting the Company pursuant to this Section VI.G.  After the Term, the Company agrees to pay Consultant $150.00 for each hour during which Consultant is required under this Section VI.G. to provide testimony (whether in a deposition or in trial) or meet with the Company’s representatives regarding such matters.

H.                                   No Assignment of Claims.  Consultant represents that he has not transferred or assigned, to any person or entity, any claim involving the Company, or any portion thereof or interest therein.

I.                                        Binding Effect of Agreement.  This Agreement shall be binding upon the Company and upon Consultant and Consultant’s heirs, spouse, representatives, successors and assigns.

J.                                      Severability.  Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

K.                                   No Waiver.  This Agreement may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Parties.  Failure to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the Parties.

L.                                    Entire Agreement.  This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Agreement and Consultant’s employment with the Company, other than any options or restricted stock grants (which shall continue to be governed by the agreements governing such awards) or as otherwise provided by Section VI.A.  No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it.  Any amendment to this Agreement must be signed by all parties to this Agreement.  Consultant represents and acknowledges that in executing this Agreement, Consultant does not rely upon, has not relied upon, and specifically disavows, any representation(s) by the Company or its agents except as expressly contained in this Agreement.  Consultant further represents that Consultant is relying on Consultant’s own judgment in entering into this Agreement.

M.                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS (RULES) OR CHOICE OF LAWS (RULES) THEREOF.

N.                                    Venue.  The exclusive venue for all suits or proceedings arising from or related to this Agreement shall be in a court of competent jurisdiction in Dallas, Texas.

O.                                   Ambiguities.  Any rule of construction to the effect that ambiguities shall be resolved against the drafting party shall not apply to the interpretation of this Agreement.

P.                                     Voluntary Agreement.  Consultant acknowledges that Consultant has had an opportunity to consult with an attorney or other counselor (at Consultant’s own cost) concerning the meaning, import, and legal significance of this Agreement, and Consultant has read this Agreement, as signified by Consultant’s signature hereto, and Consultant is voluntarily executing the same after, if sought, advice of counsel for the purposes and consideration herein expressed.

Q.                                   Section 409A Compliance.  It is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code and the Final Treasury Regulations and guidance of general applicability issued thereunder so as to not subject Consultant to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions.

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I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS AND THAT I AM RELEASING CLAIMS AND THAT I AM ENTERING INTO IT VOLUNTARILY.

AGREED TO BY:

/s/ R. Michael Rouleau	9-28-2015
R. Michael Rouleau	Date

TUESDAY MORNING CORPORATION

By:	/s/ Melissa Phillips
Title:	President and COO

Date:	9/28/15

EXHIBIT A

FORM OF WAIVER AND RELEASE OF CLAIMS

MUTUAL RELEASE

This Mutual Release (“Release”), effective as of the date described in Paragraph 1.B. of this Release (the “Effective Date”), is made and entered into by and between R. Michael Rouleau (“Consultant”) and Tuesday Morning Corporation, a Delaware corporation (the “Company”).  Terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Consulting Agreement and Release effective as of September 28, 2015 by and between the Company and Consultant (the “Agreement”).

WHEREAS, Consultant and the Company are parties to the Agreement; and

WHEREAS, Section II.C. of the Agreement provides that Consultant is entitled to certain payments and benefits if he signs a mutual release agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which are hereby acknowledged, Consultant and the Company agree as follows:

1.                                      Mutual Release.

A.                                    By Consultant.  In consideration of the Additional Payment and other consideration provided for in the Agreement and this Release, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Consultant, Consultant, on Consultant’s own behalf and on behalf of Consultant’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company, its parent and all of its affiliates, subsidiaries and each of their respective past, present and future officers, directors, shareholders, equity holders, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against the Released Parties, and each of them, arising from or relating to Consultant’s engagement by the Company or its affiliates pursuant to the Agreement, termination of the Agreement or any circumstances related thereto, or any other matter, cause or thing whatsoever, from the beginning of time and up and including the date of this Release’s execution.  This release includes, without limitation, all Claims arising under or relating to Consultant’s engagement as a consultant, termination of the

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Agreement,  any claimed payments, contracts, benefits or bonuses or purported discrimination, retaliation, wrongdoing or violations of civil rights of whatever kind or nature, including, without limitation, all Claims arising under the Age Discrimination in Employment Act (the “ADEA”), the Americans with Disabilities Act of 1990 as amended, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Older Workers Benefit Protection Act, the Uniformed Services Employment and Re-Employment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Lilly Ledbetter Fair Pay Act of 2009, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, any statute or laws of the State of Texas, or any other federal, state or local whistleblower, discrimination or anti-retaliation statute, law or ordinance, including, without limitation, any workers’ compensation or disability Claims under any such laws, Claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing and any other Claims arising under local, state or federal law, as well as any expenses, costs or attorneys’ fees.  Except as required by law, Consultant agrees that he will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or claim before any court, agency or tribunal against the Company arising from, concerned with, or otherwise relating to, in whole or in part, Consultant’s engagement by the Company or its affiliates pursuant to the Agreement, termination of the Agreement or any circumstances related thereto or any of the matters discharged and released in this Release.  This release shall not apply to any of the Company’s obligations under this Release, the Agreement, the Indemnification Agreement, COBRA continuation coverage benefits, any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, in which Consultant has vested, Consultant’s right to file a charge with the EEOC, any claim for indemnification to which Consultant is entitled under the Indemnification Agreement, the Company’s directors and officers liability insurance or under the Certificate of Incorporation or By-Laws of the Company, or any right which as a matter of law may not be waived.

B.                                    Waiver of Age Discrimination Claim.  By executing this Release, Consultant acknowledges:

(i)                                     He has been advised and is again advised in this writing (i.e. through this Release) of his right to consult with an attorney of his choosing regarding the terms of this Release, the effect of this Release, and his legal rights prior to executing this Release, and that he has had an adequate opportunity to do so;

(ii)                                  He has read this Release and fully understands its terms, including the fact that this Release specifically releases and waives all rights and claims Consultant may have under the ADEA prior to the date on which Consultant signs this Release;

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(iii)                               He is not waiving any rights or claims that may arise after the date this Release is signed;

(iv)                              He has twenty-one (21) days from the date he receives this Release to review and consider this Release before executing it, and any agreed changes, whether material or not, do not restart the running of the twenty-one (21)-day period;

(v)                                 Except as otherwise provided herein, he understands that this Release will become effective, enforceable and irrevocable on the eighth (8th) day after the date on which he executes this Release;

(vi)                              He understands that during the seven (7)-day period after the Effective Date, he may revoke his agreement to release claims under the ADEA by delivering a written revocation to the Company’s Human Resources Department in Dallas, Texas, and if he exercises his right to revoke his release of claims under the ADEA, he shall forfeit his right to receive the Additional Payment and this Release shall immediately terminate; and

(vii)                           He is entering into this Release knowingly and voluntarily, of his own free will, and without any coercion, undue influence, threat or intimidation of any kind, and that he agrees to all the terms of this Release and intends to be legally bound by them.

C.                                    Release by Company.  In consideration of the entry by Consultant into this Release and other consideration provided for in the Agreement and this Release, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the Company, the Company, on the Company’s own behalf and on behalf of the Company’s agents, administrators, representatives, successors, devisees and assigns (collectively, the “Company Releasing Parties”) hereby fully releases, remises, acquits and forever discharges Consultant, his successors, heirs and assigns (collectively, the “Consultant Released Parties”), jointly and severally, from any and all Claims, whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief or compensatory, punitive or any other kind of damages, which any of the Company Releasing Parties ever have had in the past or presently have against the Consultant Released Parties, and each of them, arising from or relating to Consultant’s engagement by the Company or its affiliates pursuant to the Agreement, termination of the Agreement or any circumstances related thereto, or any other matter, cause or thing whatsoever, from the beginning of time and up and including the date of this Release’s execution, other than Claims arising from, as a result of, in connection with, or relating to Consultant’s fraud, willful misconduct, or gross negligence.  Except as required by law, the Company agrees that it will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or claim before any court, agency or tribunal against Consultant arising from, concerned with, or otherwise relating to, in whole or in part, Consultant’s engagement by the Company or affiliates pursuant to the Agreement, termination of the Agreement or any circumstances related thereto or any of the matters discharged and released in this Release.

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2.                                      No Admission of Liability.  This Release shall not in any way be construed as an admission by the Company or Consultant of any acts of wrongdoing or violation of any statute, law, or legal right.

3.                                      Retention of Right to File an EEOC Claim.  Nothing in this Release is intended to interfere with Consultant’s right to file a charge or complaint through the EEOC or another government agency in connection with any claim Consultant believes Consultant may have against the Company.  Similarly, nothing in this Agreement is intended to interfere with Consultant’s right to initiate or respond to communications with or participate in any investigation conducted by the EEOC or another government agency.  However, by executing this Release, Consultant agrees not to file a lawsuit to assert any claims released in this Release, and waives the right to recover any monetary damages or other personal relief (including legal or equitable relief and attorneys’ fees and costs) in any proceeding Consultant may bring before the EEOC or any other government agency, or in any proceeding brought by another person or entity, including the EEOC or any other government agency, on Consultant’s behalf.

4.                                      No Assignment of Claims.  Consultant represents that he has not transferred or assigned, to any person or entity, any claim involving the Company, or any portion thereof or interest therein.

5.                                      Binding Effect of Release.  This Release shall be binding upon the Company and upon Consultant and Consultant’s heirs, spouse, representatives, successors and assigns.

6.                                      Severability.  Should any provision of this Release be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Release shall not be affected and such provisions shall remain in full force and effect.

7.                                      No Waiver.  This Release may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Parties.  Failure to exercise and/or delay in exercising any right, power or privilege in this Release shall not operate as a waiver.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the Parties.

8.                                      Entire Agreement.  This Release sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Release and Consultant’s employment with the Company, apart from the Agreement.  No oral statements or other prior written material not specifically incorporated into this Release shall be of any force and effect, and no changes in or additions to this Release shall be recognized, unless incorporated into this Release by written amendment, such amendment to become effective on the date stipulated in it.  Any amendment to this Release must be signed by all parties to this Release.  Consultant represents and acknowledges that in executing this Release, Consultant does not rely upon, has not relied upon, and specifically disavows, any representation(s) by the

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Company or its agents except as expressly contained in this Release.  Consultant further represents that Consultant is relying on Consultant’s own judgment in entering into this Release.

9.                                      Governing Law.  THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS (RULES) OR CHOICE OF LAWS (RULES) THEREOF.

10.                               Venue.  The exclusive venue for all suits or proceedings arising from or related to this Release shall be in a court of competent jurisdiction in Dallas, Texas.

[Remainder of Page Intentionally Left Blank]

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I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING RELEASE, THAT I UNDERSTAND ALL OF ITS TERMS AND THAT I AM RELEASING CLAIMS AND THAT I AM ENTERING INTO IT VOLUNTARILY.

AGREED TO BY:

R. Michael Rouleau	Date

TUESDAY MORNING CORPORATION

By:
Title:

Date:

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